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                                                                    EXHIBIT 3.1


                              RESTATED BY-LAWS OF
                            BOYD GAMING CORPORATION

                             (A NEVADA CORPORATION)
                                   ARTICLE I
                                    OFFICES

     SECTION 1.1. Principal Office. The principal offices of the corporation shall be in the City of Las Vegas, State of Nevada, or other location as the Board of Directors may determine.

     SECTION 1.2. Other Offices. The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

     SECTION 2.1. Place of Meeting. All meetings of stockholders shall be held at such place, either within or without the State of Nevada, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     SECTION 2.2. Annual Meetings. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     SECTION 2.3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation of the corporation, as amended (the "Articles of Incorporation"), may be called by the Chairman of the Board, the President or by the Board of Directors or by written order of a majority of the directors and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled vote. Such request shall state the purposes of the proposed meeting. The officers or directors shall fix the time and any place, either within or without the State of Nevada, as the place for holding such meeting.

     SECTION 2.4. Notice of Meeting. Written notice of the annual and each special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than 10 nor more than 60 days before the





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meeting and shall be signed by the Chairman of the Board, the President or the
Secretary of the Corporation.

     SECTION 2.5. Business Conducted at Meetings. At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, the President or the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholders. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days prior to the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.5. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.5, and, if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

     SECTION 2.6. Nomination of Directors. Nomination of candidates for election as directors of the corporation at any meeting of stockholders called for election of directors, in whole or in part (an "Election Meeting"), may be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting, in accordance with the following procedures:

          2.6.1. Nominations made by the Board of Directors shall be made at a meeting of the Board or by written consent of the directors in lieu of a meeting prior to the date of the Election Meeting. At the request of the Secretary of the corporation, each proposed nominee shall provide the corporation with such information concerning himself as is required, under the rules of the Securities and Exchange Commission ("SEC"), to be included in the corporation's proxy statement soliciting proxies for his election as a director.

          2.6.2. Not less than 60 days prior to the date of the Election Meeting, any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the corporation setting forth (a) the name, age, business address and the residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of capital stock of the corporation which are beneficially owned by each such nominee, (d) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies



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for the election of such nominees.  Such notice shall include a signed consent to serve as a director of the-corporation, if elected, of each such nominee.

          2.6.3. In the event that a person is validly designated as a nominee in accordance with this Section 2.6 and shall thereafter become unable or willing to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

          2.6.4. If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

     SECTION 2.7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy, and except as otherwise provided by statute or by the Articles of Incorporation. Notwithstanding any other provision of the Articles of Incorporation or by these by-laws, the holders of a majority of the shares of capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 2.8. Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Articles of Incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney; provided, however, that no such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers, in representing such shares. Unless



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required by statute or determined by the Chairman of the meeting to be advisable, the vote on any question need not be by written ballot. No shareholder shall have cumulative voting rights.

     SECTION 2.9. Consent of Stockholders. Whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if the Articles of Incorporation authorize the action to be taken with the written consent of the holders of less than all the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the number of votes as may be authorized in the Articles of Incorporation; provided, that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and less than unanimous written consent.

     SECTION 2.10. Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares outstanding in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

     SECTION 2.11. Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number outstanding shares.

     SECTION 2.12. Fixing Record Date. The Board of Directors may fix in advance a date, not exceeding 60 nor less than 10 days preceding the date of any meeting of stockholders, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or



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to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.


                                   ARTICLE 3
                               BOARD OF DIRECTORS

     SECTION 3.1. Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     SECTION 3.2. Number, Election and Term. The number of directors which shall constitute the whole board shall be not less than five and not more than fifteen. Within the limits above specified, the number of the directors of the corporation shall be determined by resolution of the Board of Directors. The directors shall be classified as set forth in the Articles of Incorporation. Except as provided in Section 3.3, the directors shall be elected at the annual meeting of stockholders and shall hold office until his successor is elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. A minimum of two of the directors must be "outside" directors. The term "outside" director shall mean a director who is not an employee, officer or former officer of the corporation or a subsidiary or division thereof, or a relative of a principal executive officer, or who is not an individual member of an organization acting as an, advisor, consultant, legal counsel, etc., receiving compensation on a continuing basis from the corporation in addition to director's fees. Directors need not be residents of Nevada or stockholders of the corporation.

     SECTION 3.3.  Vacancies, Additional Directors and Removal From
Office. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified, unless sooner displaced. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Notwithstanding any other provisions of these by-laws or the fact that some lesser percentage may be specified by law, any director or the entire Board of Directors may be removed at any time, but only for cause or only by the affirmative vote of the holders of 66-2/3% or more of the outstanding shares of the capital stock of this Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.





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     SECTION 3.4.  Regular Meetings.  A regular meeting of the Board of
Directors shall be held each year, without other notice than this by-law, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held during each year, at such time and place as the Board of Directors may from time to time provide by resolution, either within or without the State of Nevada, without other notice than such resolution.

     SECTION 3.5. Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. The Chairman of the Board or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Nevada, as the place for holding such meeting.

     SECTION 3.6. Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the purpose of objecting to the transaction of any business because the meeting is not lawful called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given with respect to any matter where notice is required by statute.

     SECTION 3.7. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these by-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 3.8. Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these by-laws, may be taken without a meeting, if a written consent thereto is signed by all members of \ the Board or of such committee, as the case may be.

     SECTION 3.9. Meeting by Telephone. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken by means of a meeting by conference telephone network or similar communications method so long as all persons participating in the meeting can hear each other. Any person participating in such meeting shall be deemed to be present in person at such meeting.



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                                   ARTICLE 4

                            COMMITTEES OF DIRECTORS

     SECTION 4.1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee of the Board of Directors (the "Executive Committee"). If such a committee is designated by the Board of Directors, it shall be composed of members who are directors, and the members of the Executive Committee shall be designated by the Board of Directors in the resolution appointing the Executive Committee. Thereafter, the Board of Directors shall designate the members of the Executive Committee on an annual basis at its first regular meeting held pursuant to Section 3.4 of these by-laws after the annual meeting of stockholders or as soon thereafter as conveniently possible. The Executive Committee shall have and may exercise all of the powers of the Board of Directors during the period between meetings of the Board of Directors except as reserved to the Board of Directors or as delegated by these by-laws or by the Board of Directors to another standing or special committee or as may be prohibited by law.

     SECTION 4.2. Audit Committee. The Audit Committee of the Board of Directors (the "Audit Committee") shall be designated annually by the Board of Directors at its first regular meeting held pursuant to Section 3.4 of these by-laws after the annual meeting of stockholders or as soon thereafter as conveniently possible. The Audit Committee shall consist solely of directors who are independent of management and who are free from any relationship that, in the opinion of the Board of Directors, would interfere with the designated director's exercise of independent judgment as a member of the Audit Committee.

     SECTION 4.3. Compensation and Stock Option Committee. The Compensation and Stock Option Committee of the Board of Directors (the "Compensation and Stock Option Committee") shall consist of two or more directors to be designated annually by the Board of Directors at its first regular meeting held pursuant to Section 3.4 of these by-laws after the annual meeting of stockholders or as soon thereafter as conveniently possible. The Compensation and Stock Option Committee shall consist of at least two "outside" directors.

     SECTION 4.4. Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more additional special or standing committees, each such additional committee to consist of one or more of the directors of the corporation. Each such committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution, except as delegated by these by-laws or by the Board of Directors to another standing or special committee or as may be prohibited by law.

     SECTION 4.5. Committee Operations. A majority of a committee shall constitute a quorum for the transaction of any committee business. Such committee or committees shall have such name or names and such limitations of authority as provided in these by-laws or as may be determined from time to time by resolution adopted by the Board of Directors. The corporation


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shall pay all expenses of committee operations.  The Board of Directors may designate one or more appropriate directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any members of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another appropriate member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

     SECTION 4.6. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The Secretary or any Assistant Secretary of the corporation shall (a) serve as the Secretary of the special or standing committees of the Board of Directors of the corporation, (b) keep regular minutes of standing or special committee proceedings, (c) make available to the Board of Directors, as required, copies of all resolutions adopted or minutes or reports of other actions recommended or taken by any such standing or special committee and (d) otherwise as requested keep the members of the Board of Directors apprised of the actions taken by such standing or special committees.

     SECTION 4.7. Compensation. Directors, as such may receive reasonable compensation for their services which shall be set by the Board of Directors and expenses of attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving additional compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE 5

                                     NOTICE

     SECTION 5.1. Methods of Giving Notice. Whenever under the provisions of the statutes, the Articles of Incorporation or these by-laws, notice is required to be given to any director, member of any committee or stockholder, personal notice is not required but such notice may be given in writing and mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone or telegram. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee to such person at his business address. If sent by telegraph, notice to a director or member of a committee shall be deemed to be given when the telegraph, so addressed, is delivered to the telegraph company.

     SECTION 5.2. Written Waiver. Whenever any notice is required to be given by statute, the Articles of Incorporation or these by-laws, a waiver thereof in writing, signed by the



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person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     SECTION 5.3. Consent. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the actions taken at such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for lack of notice is made at the time, and if any meeting be irregular for lack of notice or such consent, provided a quorum was present at such meeting, the proceedings of such meeting may be ratified and approved and rendered valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote thereat. Such consent or approval, if given by stockholders, may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.


                                   ARTICLE 6

                                    OFFICERS

     SECTION 6.1. Officers. The Board of Directors shall elect and appoint all. the officers of the corporation. The officers of the corporation shall include, without limitation, the Chairman of the Board, President, Secretary and Treasurer and such other officers and agents, including, without limitation, one or more Vice Presidents (any one or more of which may be designated Executive Vice President or Senior Vice President), Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as they deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as prescribed by the Board of Directors or Chairman of the Board. Any two or more offices may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these by-laws or by any act of the corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman of the Board shall be elected from among the directors. With the foregoing exception, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

     SECTION 6.2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of this resignation or removal, or until he shall cease to be a director in the case of the Chairman of the Board.


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     SECTION 6.3.  Removal and Resignation.  Any officer or agent may be removed, either with or without cause, by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any executive officer or other officer or agent may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 6.4. Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 6.5. Salaries. The salary of the Chief Executive Officer shall be determined by the Compensation and Stock Option Committee.
Salaries of all other officers of the corporation shall be determined by the Chief Executive Officer in consultation with the Compensation and Stock Option Committee; and no officer who is also a director shall be prevented from receiving such salary by reason of his also being a director.

     SECTION 6.6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders of the corporation. In the Chairman's absence, such duties shall be attended to by the President. The Chairman of the Board shall hold the position of chief executive officer of the corporation and shall perform shall duties as usually pertain to the position of chief executive officer and such duties as may be prescribed by the Board of Directors or the Executive Committee. The Chairman of the Board shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors. He may sign with the President or any other officer of the corporation thereunto authorized by the Board of Directors certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any deeds or bonds, which the Board of Directors or the Executive Committee has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated or reserved by these by-laws or by the Board of Directors or the Executive Committee to some other officer or agent of the corporation, or shall be required by law to be otherwise executed.

     SECTION 6.7. President. The President, subject to the control of the Board of Directors, the Executive Committee, and the Chairman of the Board, shall in general supervise and control the business and affairs of the corporation. The President shall keep the Board of Directors, the Executive Committee and the Chairman of the Board fully informed as they or any of them shall request and shall consult them concerning the business of the corporation. He may sign with the Chairman of the Board or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of capital stock of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of


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Directors or the Executive Committee has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors or the Executive Committee to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. In general he shall perform all other duties normally incident to the office of the President, except any duties expressly delegated to other persons by these by-laws, the Board of Directors, or the Executive Committee, and such other duties as may be prescribed by the stockholders, Chairman of the Board, the Board of Directors or the Executive Committee, from time to time.

     SECTION 6.8. Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be or more than one Vice President designated Executive Vice President, any Executive Vice President designated by the Board) shall perform the duties an exercise the powers of the President. Any Vice President authorized by resolution of the Board of Directors to do so, may sign with any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of capital stock of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board, the Board of Directors or the Executive Committee.

     SECTION 6.9. Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with provisions of these by-laws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) have general charge of other stock transfer books of the corporation; and (f) in general, perform all duties normally incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President, the Board of Directors or the Executive Committee.

     SECTION 6.10. Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.3 of these by-laws; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of stockholders, and at such other times as may be required by the Board of Directors, the Chairman of the Board, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required; and
(c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President, the Board of Directors or the Executive Committee. If required by the Board of Directors or the Executive Committee, the



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
Treasurer shall give a bond for the faithful discharge of his duties as such sum and with such surety or sureties as the Board of Directors or the Executive Committee shall determine.

     SECTION 6.11. Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, the President, the Board of Directors or the Executive Committee. The Assistant Secretaries or Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Treasurers shall respectively, if required by the Board of Directors or the Executive Committee, give bonds for the faithful discharge of their duties in such sums with such sureties as the Board of Directors or the Executive Committee shall determine.


                                   ARTICLE 7

                         CONTRACTS, CHECKS AND DEPOSITS

     SECTION 7.1. Contracts. Subject to the provisions of Section 6.1, the Board of Directors or the Executive Committee may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver an instrument 'n the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 7.2. Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors or the Executive Committee.

     SECTION 7.3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Chairman of the Board, the President or the Treasurer may be empowered by the Board of Directors or the Executive Committee to select or as the Board of Directors or the Executive Committee may select.


                                   ARTICLE 8

                              CERTIFICATE OF STOCK

     SECTION 8.1. Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the corporation. The certificates shall be in such form as may be determined by the

Board of Directors or the Executive Committee, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the Chairman of the Board and the President or such other officers as may from time to time be authorized by resolution of the Board of Directors. Any or all the signatures on the certificate may be a facsimile. The seal of the corporation shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer had not ceased to be such officer at the date of its issue. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designation, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. In addition to the above, all certificates evidencing shares of the corporation's stock or other securities issued by the corporation shall contain such legend or legends as may from time to time be required by the Nevada Revised Statutes and/or the Nevada Gaming Commission Regulations then in effect.

     SECTION 8.2. Lost Certificates. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

     SECTION 8.3. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate and to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the transfer agent.

     SECTION 8.4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by laws of the State of Nevada.

     SECTION 8.5. Uncertificated Shares. The Board of Directors may approve the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series of capital stock.


                                   ARTICLE 9

                                   DIVIDENDS

     SECTION 9.1. Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

     SECTION 9.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE 10

                                INDEMNIFICATION

     SECTION 10.1. Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys' fees), judgments fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 10.2.  Actions by or in the Right of the Corporation.
The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the court shall deem proper.

     SECTION 10.3. Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.1 and 10.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense.

     SECTION 10.4.  Determination of Conduct.  Any indemnification under
Section 10. 1 or 10.2 (unless ordered by a court or advanced pursuant to Section 10.5) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination shall be made (a) by the stockholders, (b) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (c) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceedings so orders, by independent legal counsel in a written opinion, or (d) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     SECTION 10.5. Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this Section
10.5 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     SECTION 10.6. Indemnity Not Exclusive. The indemnification and advancement of expenses authorized in or order by a court provided hereunder shall not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 10.2 or for the advancement of expenses made pursuant to Section 10.5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and shall continue for a person who has ceased to be a director, officer, employee or agent and insures to the benefit of the heirs, executors and administrators of such a person.

     SECTION 10.7. The Corporation. For purposes of this Article 10, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article 10 (including, without limitation, the provisions of Section 10.4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.


                                   ARTICLE 11

                                 MISCELLANEOUS

     SECTION 11.1. Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Nevada." The seal may be used by causing it or a facsimile thereof to the impressed or affixed or otherwise reproduced.

     SECTION 11.2. Books. The books of the corporation may be kept within or without the State of Nevada (subject to any provisions contained in the statutes) at such place or places as may be designated from time to time by the Board of Directors or the Executive Committee.

     SECTION 11.3. Fiscal Year. The fiscal year of the corporation shall begin the first day of July of each year or upon such other day as may be designated by the Board of Directors.


                                   ARTICLE 12

                                   AMENDMENT

         Subject to the provisions of the Articles of Incorporation, these by-laws may be altered, amended, or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for the purpose) by a majority vote of the shares represented and entitled to vote at such meeting. Subject to the laws of the State of Nevada, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present, amend these by-laws, or enact such other by-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.

                          CERTIFICATE OF AMENDMENT OF

                           ARTICLES OF INCORPORATION

                                       OF

                            BOYD GAMING CORPORATION

        The undersigned hereby certify as follows:

        1. That they are the Vice President and Secretary, respectively, of BOYD GAMING CORPORATION.

        2. That at a meeting of the stockholders held on November 22, 1996, the stockholders voted to adopt the amendment to the corporation's Articles of Incorporation as set forth in Paragraph 3 following. The amendment below is adopted by the holders of 52,117,957 shares of the Corporation's $.01 par value common stock representing approval of the amendment by the holders of approximately 85% of the shares entitled to vote with respect to such amendment. The total number of outstanding shares of common stock of the corporation having voting power with respect to such amendment is 61,213,720.

        3. That at a meeting of the Board of Directors held on November 22, 1996, the Directors of the corporation adopted the following resolution to amend the Articles of Incorporation:

        RESOLVED: That Article VIII, Section A of the Articles of Incorporation of the corporation, as restated and filed with the Secretary of State for the State of Nevada on March 17, 1994, shall be further amended and restated in its entirety to read as follows:

                A.  Number of Directors.

                The number of directors of the Corporation shall not be less than five (5) nor more than fifteen (15) until changed by amendment of the Articles of Incorporation. The exact number of members constituting the Board of Directors shall be fixed from time to time within the limits specified in the Articles of Incorporation by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

                The first board of directors, consisting of five (5) members, is constituted as follows:

                1.  Samuel A. Boyd         3000 Las Vegas Boulevard South
                                           Las Vegas, Nevada 89109

                2.  William S. Boyd        3000 Las Vegas Boulevard South
                                           Las Vegas, Nevada 89109

                3.  Perry B. Whit          3000 Las Vegas Boulevard South
                                           Las Vegas, Nevada 89109

                4.  Charles L. Ruthe       3000 Las Vegas Boulevard South
                                           Las Vegas, Nevada 89109

                5.  Warren L. Nelson       3000 Las Vegas Boulevard South
                                           Las Vegas, Nevada 89109


        IN WITNESS WHEREOF, the undersigned have executed this Amendment to Articles of Incorporation on this 30 day of December, 1996.

                                        /s/  WILLIAM R. BOYD
                                        -------------------------------
                                        WILLIAM R. BOYD, Vice President


                                        /s/  CHARLES E. HUFF
                                        --------------------------------
                                        CHARLES E. HUFF, Secretary

STATE OF NEVADA   )
                  ) ss:
COUNTY OF CLARK   )

        On this 30 day of December, 1996, personally appeared before me, a Notary Public, WILLIAM R. BOYD and CHARLES E. HUFF, as Vice President and Secretary, respectively, of Boyd Gaming Corporation who acknowledged that they executed the foregoing Certificate of Amendment to Articles of Incorporation on behalf of said corporation.

                                        /s/ E. GAE JOYCE
                                        -------------------------------------
                                        Notary Public


                                       2